EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Trust for Professional Managers, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Trust for Professional Managers for the year ended August 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Trust for Professional Managers for the stated period.

/s/ Jennifer Lima	/s/ Kelly Strauss
Jennifer Lima	Kelly Strauss
Principal Executive Officer, Trust for Professional Managers	Principal Financial Officer, Trust for Professional Managers

Dated:	11/4/2025

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Trust for Professional Managers for purposes of Section 18 of the Securities Exchange Act of 1934.